UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

GROUP 1 AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SECOND SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2024

This Second Supplement, dated April 24, 2024, supplements the definitive proxy statement of Group 1 Automotive, Inc. (the “Company”), dated April 5, 2024 (the “Proxy Statement”), as supplemented by the first supplement to the Proxy Statement, dated April 17, 2024 (the “First Supplement”), and is being furnished to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company in connection with the Annual Meeting of Stockholders to be held on May 15, 2024 (the “2024 Annual Meeting”).

The Proxy Statement contains various proposals, including Proposal 5, titled “Approve 2024 Long-Term Incentive Plan” (“Proposal 5”). Proposal 5 requests that the Company’s shareholders approve the amendment and restatement of the Company’s previously adopted 2014 Long-Term Incentive Plan (the original plan, the “LTIP”), which would otherwise expire in 2024 pursuant to its original terms (as amended and restated, the “2024 LTIP”). In the First Supplement, the Company clarified that the Company is not requesting that shareholders approve the reservation of any new or additional shares of the Company’s common stock for the 2024 LTIP. The only amendments that the Company’s shareholders must vote on in connection with Proposal 5 are the extension of the plan’s term for an additional ten (10) years, to May 15, 2034, and a reduction in the number of shares available for future issuance from 1,002,731 to 700,000.

As of February 29, 2024, a total of 1,002,731 shares of the Company’s common stock remained available for future issuance pursuant to the original LTIP. In connection with the adoption of the 2024 LTIP, the Company desires to continue to use 700,000 shares of that previously approved and reserved 1,002,731 shares as the entire share reserve pool for grants of new awards pursuant to the 2024 LTIP.

The Company has not and will not grant any additional awards under the original LTIP on and after March 1, 2024 unless Proposal 5 is not approved by the Company’s shareholders. Therefore, if Proposal 5 is approved by the Company’s shareholders, 302,731 shares of the 1,002,731 remaining available under the original LTIP have not been granted, and will not be granted on and after March 1, 2024.

Your vote is important to us. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Company’s Proxy Statement. If you already voted “FOR” the approval of the 2024 LTIP, you do not need to take any action in order to maintain your vote “FOR” Proposal 5.

If you were a shareholder of record on the record date for the 2024 Annual Meeting, and have already returned your proxy card or voting instruction form, you may change your vote by executing and returning to the Company a later-dated proxy card or voting instruction form, resubmitting your proxy by internet or telephone, delivering a written notice of revocation of your proxy to the Company’s corporate secretary, or voting in person online during the 2024 Annual Meeting.

If you are a street name shareholder, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. You may also vote in person online during the 2024 Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.